                                                                     EXHIBIT 3.1
                               ARTICLES OF MERGER

                                       OF

                           SILVER LEDGE, INCORPORATED
                             (a Nevada corporation)

                                       AND

                           SILVER LEDGE, INCORPORATED
                             (a Montana corporation)

To the Secretaries of State of the
State of Montana and the
State of Nevada

                 Pursuant to the provisions of Section 35-1-813 of the Montana Code Annotated and Section 92A.190 of the Nevada Revised Statutes, it is hereby certified that:

                 1. The names of the merging corporations are Silver Ledge, Incorporated, which is a business corporation organized under the laws of the State of Nevada ("Silver Ledge - Nevada"), 352 South Main Street, Clearfield, Utah 84015, and Silver Ledge, Incorporated, which is a business corporation organized under the laws of the State of Montana ("Silver Ledge - Montana"), 352 South Main Street, Clearfield, Utah 84015.

                 2. Annexed hereto and made a part hereof is the Plan of Merger for merging Silver Ledge - Montana with and into Silver Ledge - Nevada as approved by the Board of Directors of each of said corporations, pursuant to which Silver Ledge - Nevada will be the surviving corporation.

                 3. The number of shares of Silver Ledge - Nevada which were entitled to vote at the time of the approval of the Plan of Merger by its shareholders is 100, all of which are of one class, common, and all of which are owned by Silver Ledge - Montana; all 100 shares were voted in favor of the merger, representing a voting percentage in excess of the number required for approval under Section 92A.120 of the Nevada Revised Statutes.

                 The shareholders of Silver Ledge - Montana approved the merger at a stockholders' meeting held June 24, 1996, with 29,245,254 shares approving, no shares voting against and no shares abstaining, such approving shares representing 66.9% of the 43,657,907 outstanding voting securities of Silver Ledge - Montana, representing a voting percentage in excess of the number required for approval under Section 35-1-815 of the Montana Code Annotated.
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                 4. 100% of the stockholders of Silver Ledge - Nevada approved the merger, and therefore no dissenters' rights are afforded stockholders of Silver Ledge - Nevada as the effect of the merger is to change the domicile of Silver Ledge - Montana from Montana to Nevada, and all of the outstanding voting securities of Silver Ledge - Nevada are owned or subscribed by Silver Ledge - Montana; the Articles of Incorporation of Silver Ledge - Montana and Silver Ledge - Nevada are substantially identical; and the stockholders of Silver Ledge
- - - Montana will have the same number of shares and percentage of ownership in Silver Ledge - Nevada following the merger as they had in Silver Ledge - Montana.

                 Copies of Sections 35-1-826 through 35-1-839 of the Montana Code Annotated were provided to each stockholder of Silver Ledge - Montana, together with a copy of the Notice of Special Meeting of Stockholders in accordance with Section 35-1-520 of the Montana Code Annotated. Under the Plan of Merger, a copy of which is attached hereto and incorporated herein by reference, Silver Ledge - Nevada, the "Surviving Corporation" under the merger, is liable to dissenting stockholders for the fair value of their shares in accordance with the Montana Code Annotated.

                 5. The applicable provisions of the Montana Code Annotated relating to the merger of Silver Ledge - Montana with and into Silver Ledge - Nevada will have been complied with upon compliance with any of the filing and recording requirements thereof, together with the filing of a final tax return with the State of Montana.

                 6. In accordance with Section 35-1-819(2)(a), Montana Code Annotated, the address to which copies of process may be sent by the Secretary of State of the State of Montana is: 352 South Main Street, Clearfield, Utah 84015.

                 8. The merger herein provided for shall become effective in the State of Montana and the State of Nevada on the respective dates of filing hereof.

                                            SILVER LEDGE, INCORPORATED
                                            (a Montana corporation)

Date:    6/26/96                            By /s/Robin D. Porter
                                               ----------------------------
                                               Robin D. Porter, President

Date:   6-26-96                             By /s/Jennie Porter
                                               ----------------------------
                                               Jennie Porter, Secretary

STATE OF UTAH                       )
                                    )  ss
COUNTY OF SALT LAKE                 )

                 Personally appeared before me this ________ day of June, 1996, Robin D. Porter and Jennie Porter, who duly acknowledged to me that they are the President and Secretary, respectively, of Silver Ledge, Incorporated, a Montana corporation, and that they are authorized to and did execute the foregoing Articles of Merger.

                                            /s/ Lane Clissold
                                            --------------------------------
                                            NOTARY PUBLIC

                                            SILVER LEDGE, INCORPORATED
                                            (a Nevada corporation)

Date:    6/26/96                            By /s/Robin D. Porter
                                               ----------------------------
                                               Robin D. Porter, President

Date:   6-26-96                             By /s/Jennie Porter
                                               ----------------------------
                                               Jennie Porter, Secretary

STATE OF UTAH                       )
                                    )  ss
COUNTY OF SALT LAKE                 )

                 Personally appeared before me this 26 day of June 1996, Robin D. Porter and Jennie Porter, who duly acknowledged to me that they are the Interim President and Interim Secretary, respectively, of Silver Ledge, Incorporated, a Nevada corporation, and that they are authorized to and did execute the foregoing Articles of Merger.

                                            /s/ Lane Clissold
                                            --------------------------------
                                            NOTARY PUBLIC

                                 PLAN OF MERGER

                 THIS AGREEMENT approved on the 24th day of June, 1996, by Silver Ledge, Incorporated, a business corporation organized under the laws of the State of Montana ("Silver Ledge - Montana"), and Silver Ledge, Incorporated, a business corporation to be organized as a wholly-owned subsidiary of Silver Ledge - Montana under the laws of the State of Nevada ("Silver Ledge - Nevada"), by the Board of Directors and stockholders owning a majority of the outstanding voting securities of Silver Ledge - Montana; and by the incorporator, the prospective Board of Directors and sole subscriber for shares of common stock of Silver Ledge - Nevada.

                 1. Silver Ledge - Montana and Silver Ledge - Nevada shall, pursuant to the provisions of the Nevada Revised Statutes and the provisions of the Montana Code Annotated, be merged with and into a single corporation; Silver Ledge - Nevada shall be the surviving corporation upon the effective date of the merger and is sometimes hereinafter referred to as the "Surviving Corporation," whose existence shall continue as the said Surviving Corporation under its present name pursuant to the provisions of the Nevada Revised Statutes. The separate existence of Silver Ledge - Montana, which is sometimes hereinafter referred to as the "Terminating Corporation," shall cease upon the effective date of the merger in accordance with the Montana Code Annotated.

                 2. The Certificate of Incorporation of the Surviving Corporation upon the effective date of the merger shall be the Certificate of Incorporation of the said Surviving Corporation and said Certificate of Incorporation shall continue in full force and effect until further amended in the manner prescribed by the provisions of the Nevada Revised Statutes.

                 3. The Bylaws of the Surviving Corporation upon the effective date of the merger will be the Bylaws of the said Surviving Corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Nevada Revised Statutes.

                 4. The directors and executive officers in office of the Surviving Corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first executive officers of the Surviving Corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Bylaws of the Surviving Corporation; and the terms of office of the interim directors and executive officers of the Surviving Corporation, who are also the directors and executive officers of the Terminating Corporation, shall terminate.

                 5. Each issued share of the Terminating Corporation shall, upon the effective date of the merger, be converted into one share of the Surviving Corporation. The present issued shares of the Surviving Corporation shall be cancelled, all of which are owned by the Terminating Corporation.
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                 6. The merger of the Terminating Corporation with and into the
Surviving Corporation shall be authorized in the manner prescribed by the Montana Code Annotated, and the Plan of Merger herein made and approved shall be submitted to the shareholders of the Surviving Corporation for their approval or rejection in the manner prescribed by the provisions of the Nevada Revised Statutes.

                 7. In the event that the merger of the Terminating Corporation with and into the Surviving Corporation shall have been duly authorized in compliance with the laws of the Montana Code Annotated, and in the event that the Plan of Merger shall have been approved by the shareholders entitled to vote of the Surviving Corporation in the manner prescribed by the provisions of the Nevada Revised Statutes, the Terminating Corporation and the Surviving Corporation hereby stipulate that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the States of Nevada and Montana, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

                 8. The Board of Directors and the proper executive officers of the Terminating Corporation and of the Surviving Corporation, respectively, are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for.

                 9. The Surviving Corporation shall be liable to any dissenting stockholder of the Terminating Corporation in accordance with the Montana Code Annotated.

                 10. The merger herein provided for shall become effective in the State of Montana and the State of Nevada on the respective dates of filing hereof.

                                    SILVER LEDGE, INCORPORATED
                                    (a Montana corporation)
                                    352 South Main Street
                                    Clearfield, Utah 84015

Date: 6/26/96                       By /s/Robin D. Porter
                                       ----------------------------------------
                                       Robin D. Porter, President

                                    SILVER LEDGE, INCORPORATED
                                    (a Nevada corporation)
                                    352 South Main Street
                                    Clearfield, Utah 84015

Date: 6/26/96                       By /s/Robin D. Porter
                                       ----------------------------------------
                                        Robin D. Porter, Interim President